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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CYGNUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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                                      , 2002

Dear Cygnus Stockholders:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Cygnus, Inc. ("Cygnus" or the "Company"), which will be held on May 15, 2002, at 3:00 p.m. local time, at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027.

        At this year's Annual Meeting, you will be asked to act upon routine matters including the re-election of five directors for the next year and the ratification of the re-appointment of Ernst & Young LLP as the Company's independent auditors. Additionally, the Board of Directors is recommending that you approve the amendments to the Company's Amended 1991 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan to increase the number of shares available under these plans. Also, you will be asked to amend and restate the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder. The accompanying Notice of Annual Meeting and Proxy Statement describes these proposals. We urge you to read this information carefully.

        Included in this package is Cygnus' 2001 Annual Report and Form 10-K. The Annual Report is in summary form and contains our letter to stockholders and highlights of operations. You will find the Company's audited consolidated financial statements included as part of the Form 10-K.

        Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card promptly in the accompanying postage-paid envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by giving notice and voting in person at the Annual Meeting.

        I hope to see you at the Annual Meeting. Should you require directions to the Annual Meeting, please contact the Company's headquarters at (650) 369-4300.

Sincerely yours,
/s/ JOHN C HODGMAN
John C Hodgman Chairman, President and Chief Executive Officer Cygnus, Inc. Redwood City, California

CYGNUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2002

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Cygnus, Inc., a Delaware corporation ("Cygnus" or the "Company"), will be held on May 15, 2002, at 3:00 p.m. local time, at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027 to act on the following routine matters:

  1.
  To re-elect five directors of the Company to serve until the next annual meeting or the election of their successors.
  2.
  To approve an amendment to the Amended 1991 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 300,000 shares.
  3.
  To approve an amendment to the 1999 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 1,500,000 shares.
  4.
  To approve an amendment and re-statement of the Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 40,000,000 shares.
  5.
  To ratify the re-appointment of Ernst & Young LLP to serve as the Company's independent auditors.
  6.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 18, 2002 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the corporate offices of the Company.

        All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign, date, and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ BARBARA G. MCCLUNG
Barbara G. McClung Secretary Cygnus, Inc. Redwood City, California

YOUR VOTE IS IMPORTANT.
TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

CYGNUS, INC.
400 PENOBSCOT DRIVE
REDWOOD CITY, CALIFORNIA 94063

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2002

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Cygnus, Inc., a Delaware corporation ("Cygnus" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 15, 2002, at 3:00 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein (the "Annual Meeting"). The Annual Meeting will be held at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027. These proxy solicitation materials were mailed on or about April 8, 2002 to all stockholders entitled to vote at the Annual Meeting.

PROXIES AND SOLICITATION COSTS

        The enclosed proxy is solicited by the Company's Board of Directors and, when the proxy card is properly completed and returned, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals 1, 2, 3, 4 and 5 described in the accompanying Notice and this Proxy Statement and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Company, Attention: Chief Financial Officer, at 400 Penobscot Drive, Redwood City, CA 94063, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

        The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, regular employees or outside vendors in person or by telephone, facsimile or email. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE, SHARE OWNERSHIP AND VOTING

        Only holders of Common Stock of record at the close of business on March 18, 2002, the record date and time fixed by the Board of Directors, are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 38,281,064 shares of Common Stock were issued and outstanding and there were 791 stockholders of record. There is no cumulative voting. Each holder of shares of Common Stock is entitled to one vote on each of the proposals presented in this Proxy Statement for each share of Common Stock held on the record date.

        A majority of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by plurality vote. The matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees for election as directors at the 2002 Annual Meeting of Stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's Common Stock entitled to vote at that meeting shall become directors at the conclusion of the tabulation of votes. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present or represented for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. However, if shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, as well as persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received and representations from certain reporting persons that no filings were required for such persons, the Company believes that its officers, directors and 10% stockholders, if any, complied with all applicable Section 16(a) filing requirements for the 2001 fiscal year.

        THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 HAS BEEN MAILED CONCURRENTLY WITH THIS PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO RECEIVE NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL. IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER, UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND THE LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CORPORATE COMMUNICATIONS, CYGNUS, INC., 400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA 94063.

PROPOSAL ONE—RE-ELECTION OF DIRECTORS

        A Board of five directors will be elected at the 2002 Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees to the Board of Directors named below. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a director. If a nomination is made to elect an individual to the vacant position on the Board, the proxy holders will propose a nominee to fill such position and vote all proxies received by them to ensure the election of as many of the Company's nominees as possible. The Company's Bylaws fix the Board at seven directors and, following the Annual Meeting, there will be two vacancies on the Board. If stockholders nominate persons other than the Company's nominees for election as directors, the proxy holders will vote all proxies received by them to ensure the election of as many of the Company's nominees as possible. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected.

Name of Nominee	Age	Principal Occupation	Director Since
Frank T. Cary(1)(2)	81	Former Chairman and Chief Executive Officer of International Business Machines Corporation	1992
John C Hodgman(3)	47	Chairman of the Board of Directors, President and Chief Executive Officer of Cygnus	1998
André F. Marion(1)(2)	66	Vice Chairman of the Board of Directors of Cygnus, Former Vice President of Perkin-Elmer Corporation; Former Chairman and Chief Executive Officer of Applied Biosystems, Inc.	1994
Richard G. Rogers(1)(2)	73	Former President and Chief Operating Officer of Syntex Corporation	1989
Walter B. Wriston(1)(2)	82	Former Chairman and Chief Executive Officer of Citicorp/Citibank, N.A.	1992

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Employee Stock Option Committee

Business Experience of Nominees for Re-Election as Directors

        Mr. Cary has served as a director since July 1992. He was Chairman of the Board and Chief Executive Officer of International Business Machines Corporation (IBM) from 1973 until 1981. Mr. Cary is also a director of Celgene Corporation, ICOS Corporation, Lexmark International, Inc., VION Pharmaceuticals, Inc. and Lincare, Inc.

        Mr. Hodgman was appointed Chairman of the Board in 1999 and has served as a director, President and Chief Executive Officer since August 1998. He was President, Cygnus Diagnostics from May 1995 to August 1998, during which time he was responsible for all commercialization efforts for the GlucoWatch® Biographer, and was also Chief Financial Officer of Cygnus, Inc. Mr. Hodgman joined Cygnus in August 1994 as Vice President, Finance and Chief Financial Officer. Prior to joining Cygnus, Mr. Hodgman served as Vice President of Operations and Finance and Chief Financial Officer for Central Point Software, a personal computer and networking software company. Prior to that, he was the Vice President of Finance and Administration and Chief Financial Officer of Ateq Corporation. Mr. Hodgman holds a B.S. degree from Brigham Young University and an M.B.A. from the University of Utah. Mr. Hodgman is also a director of Immersion Corporation.

        Mr. Marion was appointed Vice Chairman of the Board in August 1998. He has served as a director of Cygnus since August 1994. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chairman of the Board and Chief Executive Officer from 1981 until February 1993, when it merged with Perkin-Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of Perkin-Elmer Corporation and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is also a director of Molecular Devices Corp., Applied Imaging Corporation, Aclara BioSciences, Inc. and several privately held companies.

        Mr. Rogers has served as a director since October 1989. He was President and Chief Operating Officer of Syntex Corporation, a pharmaceutical company, from 1982 until his retirement in 1985.

        Mr. Wriston has served as a director of Cygnus since July 1992. He was Chairman of the Board of Citicorp/Citibank, N.A. from 1970 through 1984 and its Chief Executive Officer from 1967 until his retirement in 1984. Mr. Wriston is also a director of ICOS Corporation, VION Pharmaceuticals, Inc. and one privately held company.

Board Meetings and Committees

        The Board of Directors of the Company held five regularly scheduled meetings during the 2001 fiscal year and two special meetings. Each of the nominees who was a director during the entire fiscal year attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors and the committees of the Board on which the director served. The Board of Directors has an Audit Committee, a Compensation Committee and an Employee Stock Option Committee. There is no nominating committee or any committee performing the functions of a nominating committee.

        The Audit Committee, which consisted of independent non-employee directors Wriston (chair), Cary, Marion and Rogers, in fiscal year 2001 held two regularly scheduled meetings. The principal functions and responsibilities of the Audit Committee are to oversee the Company's financial reporting processes on behalf of the Board of Directors and to report the results of its activities to the Board. The members of the Audit Committee are independent, as defined under Rule 4200(a)(14) of the NASD listing standards. The Audit Committee has determined that the provision of non-audit services by the auditors is compatible with maintaining the auditors' independence. In 2000 the Board of Directors adopted a written Charter for the Audit Committee.

        The Compensation Committee, which also consisted of independent non-employee directors Cary (chair), Marion, Rogers and Wriston, in fiscal year 2001 held two regularly scheduled meeting and two special meetings. The Compensation Committee establishes the Company's executive compensation policy, approves the bonus plans and incentive stock option plans, and grants stock options and restricted stock to executive officers.

        The Employee Stock Option Committee, which consisted of director Hodgman, took action by written consent on twenty-five separate occasions in fiscal year 2001. The Employee Stock Option Committee was established by the Board of Directors in mid-1992 to grant stock options to the Company's employees (other than executive officers of the Company) and consultants under the Company's stock plan, and such Committee is currently responsible for making grants under the Company's 1999 Stock Incentive Plan (the "1999 Plan").

Compensation of Directors

        All non-employee directors of the Company receive $3,750 per fiscal quarter, a $1,000 fee for attending each Board meeting and a $500 fee for attending each committee meeting. Non-employee directors are also eligible to receive periodic stock option grants under the Automatic Option Grant Program in effect for them under the Company's 1999 Plan. Automatic option grants are made under the 1999 Plan as follows: (i) on the first trading day in June of the year the non-employee Board member is first elected or appointed as such, he or she will automatically receive a nonstatutory stock option grant to purchase up to 6,000 shares of Common Stock, and (ii) on the first trading day in June of each subsequent year that such person continues to serve as a non-employee Board member, he or she will automatically receive an additional option for that number of shares which is equal to 110% of the shares that were subject to the previous year's grant. In addition, any person who becomes a non-employee Board member after May 31st but before December 31st of any year will receive his or her initial automatic grant on the date of his or her initial election or appointment to cover the option that person would have received on the first trading day in June of that year had such Board member then been eligible. Each automatic stock option grant under the 1999 Plan has a per share exercise price equal to the fair market value of a share of Common Stock on the option grant date and becomes exercisable for the option shares on the first anniversary of such grant date.

        On June 1, 2001, directors Cary, Rogers and Wriston each received an automatic stock option grant under the 1999 Plan for 14,148 shares, and director Marion received an automatic stock option grant for 12,862 shares. Each such stock option grant has an exercise price per share equal to $8.53, the fair market value of a share of Common Stock on the grant date, and has a term of ten (10) years measured from such grant date. The stock options become exercisable for all the shares on the first anniversary of the grant date, subject to termination in the event of the optionee's cessation of Board service prior to such time. In addition, the stock options will immediately accelerate in full upon an acquisition of the Company, unless the stock options are assumed by the successor corporation.

Indemnification of Directors and Officers

        The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. Each director and officer of the Company has entered into a separate indemnification agreement with the Company.

Stockholder Approval

        The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the 2002 Annual Meeting is required for approval of Proposal One.

        The Board of Directors recommends that stockholders vote FOR the re-election of all nominees.

PROPOSAL TWO—APPROVAL OF AN AMENDMENT TO THE
COMPANY'S AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN

General

        At the 2002 Annual Meeting, the stockholders will be asked to approve an amendment to the Company's Amended 1991 Employee Stock Purchase Plan (the "Purchase Plan") that will increase the number of shares of Common Stock issuable thereunder by an additional 300,000 shares. The Company's compensation philosophy over the last several years has evolved toward making a greater percentage of employee compensation contingent upon Company performance. The Board views this as a positive development for stockholders, as it more closely aligns the interests of employees with the interests of stockholders. However, the ability to continue this trend is restricted by the available shares in the Purchase Plan. The proposed amendment would increase the available share reserve and thus better enable the Company to continue to be competitive in hiring and retaining valued employees. Moreover, under applicable financial accounting standards, the Company is required to reserve a sufficient number of shares prior to the commencement of any offering period in which it appears that there will be insufficient shares to fully honor participant purchase commitments (see EITF 97-12, "Accounting for Increased Share Authorizations in an IRS Section 423 Employee Stock Purchase Plan Under APB Opinion No. 25," issued by the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB)). If the Company requests stockholder approval of additional shares during an offering period in which there is or may be insufficient shares, then the Company could face adverse financial accounting consequences, including potentially material non-cash compensation charges in future periods. The proposed share increase is designed to allow the Company to continue to provide the Company's employees with the opportunity to acquire an equity interest in the Company through a stock purchase program and also avoid this possibility of adverse accounting treatment.

        The Purchase Plan was initially adopted by the Board in August 1991 and was approved by the stockholders at the May 12, 1992 Annual Meeting. The Purchase Plan has subsequently been amended on several occasions to increase the number of issuable shares and to make certain other changes to the Purchase Plan. The Purchase Plan was amended and restated by the Board of Directors, effective February 12, 2002, to increase the number of shares reserved, subject to stockholder approval. The Purchase Plan is intended to meet the requirements of an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code.

        The following is a summary of the material features of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual Purchase Plan document may do so upon written request to the Corporate Secretary at the Company's corporate offices in Redwood City, California.

Share Reserve

        The aggregate number of shares that has been reserved for issuance over the term of the Purchase Plan is 2,275,000 shares of Common Stock. This includes the 300,000 share increase that is subject to approval by the stockholders of this Proposal Two. As of December 31, 2001, 768,606 shares of Common Stock remained available for issuance under the Purchase Plan and this number will be increased by 300,000 shares to 1,068,606 shares of Common Stock upon stockholder approval of this Proposal Two.

        In the event that any change is made to the outstanding shares of Common Stock by reason of any recapitalization, reincorporation, stock split, stock dividend or other change in corporate structure without the Company's receipt of consideration, appropriate adjustments will be made to (i) the number and/or class of securities issuable under the Purchase Plan, (ii) the maximum number and/or class of securities purchasable per participant per offering period and (iii) the number and/or class of securities subject to each outstanding purchase right and the purchase price payable per share.

Administration

        The Purchase Plan is currently administered by the Compensation Committee of the Board (the "Plan Administrator") and, in such capacity, the Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in administration of the Purchase Plan will be paid by the Company without charge to participants. Day-to-day administration of the Purchase Plan is the responsibility of Company management.

Eligibility

        Generally, any employee of the Company who is employed by the Company at the beginning of an offering period will be eligible to participate in the Purchase Plan for as long as he or she remains an eligible employee. As of December 31, 2001, approximately 102 employees (including executive officers and an employee director) were eligible to participate in the Purchase Plan, of which approximately 76 individuals were Purchase Plan participants.

Offering Periods; Purchase Rights

        The Purchase Plan is implemented with consecutive and overlapping offering periods of a duration determined by the Plan Administrator. In the absence of express action by the Plan Administrator, each of two offering periods will begin on or around April 1 and October 1, respectively, and last for a period of twenty-four (24) months each. No offering period may exceed a period of twenty-four (24) months.

        Each participant will have a separate purchase right for each offering period in which he or she participates. Offering periods are each divided into four six-month purchase periods, and the participant's purchase right is granted on the first day of the offering period and will be automatically exercised in successive installments on the last trading day of each such semi-annual purchase period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant's payroll deductions for each purchase period by the purchase price in effect for that period.

        If the fair market value of the Common Stock on the exercise date at the end of the purchase period is lower than the fair market value on the trading day immediately before the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period after the exercise of their purchase rights on that purchase date and will be automatically re-enrolled in the next offering period.

        During any one calendar year, a participant may not purchase more than $25,000 of Common Stock, as measured using the offering period enrollment price, and a participant will not be granted a purchase right if, immediately after the purchase right grant, the participant would own or would be able to own 5% or more of the total voting power or value of all classes of stock of the Company (or any parent corporation or subsidiary corporation).

Purchase Price

        The purchase price per share under the Plan is a designated percentage of the lower of (i) the fair market value of a share of Common Stock on the trading day immediately before the first day of the applicable offering period or (ii) the fair market value of a share of Common Stock on the exercise date (which is the last trading day of the applicable six-month purchase period). The designated percentage is equal to 85%, unless determined otherwise by the Plan Administrator, but shall in no event be less than 85%.

Payroll Deductions

        Each participant may authorize his or her payroll deductions for the purchase of Common Stock under the Purchase Plan in any multiple of 1%, up to a maximum of 15%, of his or her total cash compensation from the Company. On the last trading day of each purchase period, the payroll deductions of each participant will be automatically applied to exercise the purchase right and purchase whole shares of Common Stock at the purchase price in effect for such purchase period.

Amendment and Termination

        The Company's Board of Directors generally may amend, suspend or terminate the Purchase Plan, or any part of the Purchase Plan, at any time and for any reason, subject to stockholder approval in certain circumstances. Any stock purchase rights, however, previously granted to participants will generally not be adversely affected by any modification or termination of the Purchase Plan. If not terminated earlier by the Board of Directors, the Purchase Plan will terminate on July 31, 2011. No further stock purchases or grants of stock purchase rights will occur after the Purchase Plan is terminated.

New Plan Benefits

        As of March 18, 2002, no purchase rights had been granted and no shares of Common Stock had been issued on the basis of the 300,000 share increase for which stockholder approval is sought under this Proposal Two.

Federal Tax Consequences

        The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. If a participant disposes of his or her shares of Common Stock within the later of two years from the offering date that applies to the shares (the beginning of the offering period or the day on which the employee joined the Purchase Plan) or within one year from the purchase date of the shares, a transaction referred to as a "disqualifying disposition," and the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the purchase date exceeded the purchase price. In such instance, the amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of Common Stock for more than one year after the purchase date.

        If the participant disposes of his or her shares of Common Stock more than two years after the offering date and more than one year after the purchase date, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the profit on the sale or (ii) the discount (typically 15%) from the fair market value of the shares on the offering date. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss. The Company will generally be entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, the Company receives no tax deduction.

Stockholder Approval

        The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the 2002 Annual Meeting is required for approval of the amendment increasing the share reserve under the Purchase Plan. If such stockholder approval is not obtained, then the proposed 300,000 share increase to the Purchase Plan will not become effective, and the Company will only be able to issue up to the 1,975,000 shares that have been previously reserved under the Purchase Plan. In such case, the Company could potentially face adverse financial accounting consequences if shares are later added to the Purchase Plan after stockholder approval.

        The Board of Directors recommends that stockholders vote FOR the approval of increase in the number of shares in the Company's Amended 1991 Employee Stock Purchase Plan.

PROPOSAL THREE—APPROVAL OF AN AMENDMENT TO
THE COMPANY'S 1999 STOCK INCENTIVE PLAN

General

        At the 2002 Annual Meeting, stockholders will be asked to approve an amendment to the Company's 1999 Stock Incentive Plan (the "1999 Plan") that will increase the maximum number of shares reserved for issuance pursuant to stock option grants under the 1999 Plan by 1,500,000 shares. The Company's compensation philosophy over the last several years has evolved toward making a greater percentage of employee compensation contingent on Company performance. The Board views this as a positive development for stockholders, as it more closely aligns the interests of employees with the interests of stockholders. However, the ability to continue this trend is restricted by the available shares in the 1999 Plan. The proposed amendment would increase the available share reserve and thus better enable the Company to continue to be competitive in hiring and retaining valued employees through the granting of stock options.

        The Company's 1994 Stock Option/Award Plan was amended and restated by the Board of Directors in 1999 and was re-named as the 1999 Stock Incentive Plan. The 1999 Plan was amended and restated by the Board of Directors, effective February 12, 2002, to increase the number of shares reserved for stock option grants, subject to stockholder approval.

        The following is a summary of the material features of the 1999 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual 1999 Plan document may do so upon written request to the Corporate Secretary at the Company's corporate offices in Redwood City, California.

Share Reserve

        The aggregate number of shares that has been reserved for issuance under of the 1999 Plan is 11,416,385 shares of Common Stock. This includes the 1,500,000 share increase that is subject to approval by the stockholders of this Proposal Three. None of these new shares will be available for awards of restricted stock, stock units or stock appreciation rights. As of December 31, 2001, 1,632,094 shares of Common Stock remained available for issuance pursuant to stock option grants under the 1999 Plan and this number will be increased by 1,500,000 shares to 3,132,094 shares of Common Stock upon stockholder approval of this Proposal Three.

        In no event may awards for restricted stock, stock units or stock appreciation rights exceed more than 1,200,000 shares in the aggregate under the 1999 Plan. The Company has already met this limitation. In addition, no participant in the 1999 Plan may receive stock options in a calendar year that exceed 25% of the shares authorized for award under the 1999 Plan.

        In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the class and number of securities issuable (on both an aggregate and per-participant basis) under the 1999 Plan and under each outstanding option and equity-based award. Appropriate adjustments will also be made to the exercise price (if any) payable per share under the outstanding options and equity-based awards.

Administration

        The Employee Stock Option Committee is currently responsible for administering the 1999 Plan with respect to stock options, restricted stock, stock units, stock appreciation rights and other awards issued to employees who are not executive officers of the Company and to consultants in the Company's service. The Compensation Committee of the Board currently administers the 1999 Plan with respect to stock options, restricted stock, stock units and stock appreciation rights and other awards issued to executive officers of the Company, who are subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended. Each such committee, acting in its administrative capacity, will be referred to in this Proposal Three description as the "1999 Plan Administrator." The 1999 Plan Administrator has complete discretion, subject to the provisions of the 1999 Plan, to authorize stock options, restricted stock, stock units and stock appreciation rights awards under the 1999 Plan. However, all stock option grants made under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program and no administrative discretion will be exercised by the 1999 Plan Administrator with respect to the grants made under such program.

Equity Incentive Program Eligibility

        The 1999 Plan consists of (i) discretionary stock option grants, (ii) equity-based awards under which the 1999 Plan Administrator may award, up to a certain limit, which has been met, restricted stock, stock units and stock appreciation rights (collectively, "equity-based awards"), and (iii) an Automatic Option Grant Program. Employees (including officers and directors) of the Company and its subsidiaries will be eligible to participate in the discretionary option grant and equity-based award programs. Only the non-employee Board members will be eligible to participate in the Automatic Option Grant Program.

        As of December 31, 2001, approximately 102 employees (including officers and an employee director), 1 independent contractor and/or consultant and 4 non-employee members of the Board were eligible to participate in the 1999 Plan.

Discretionary Option Grants

        The 1999 Plan Administrator may grant nonstatutory stock options, incentive stock options (which are entitled to favorable income tax treatment), or a combination thereof under the 1999 Plan. The number of shares of the Company's Common Stock covered by each stock option granted to a participant will be determined by the 1999 Plan Administrator, but no participant may be granted stock options in a calendar year that exceed 25% of the shares authorized for award under the 1999 Plan.

        Stock options become exercisable at the times and on the terms established by the 1999 Plan Administrator. The stock option exercise price per share is generally equal to the fair market value of a share of Company Common Stock on the date the options are granted. Stock options expire at the times established by the 1999 Plan Administrator, but not later than ten (10) years after the date of grant. The 1999 Plan Administrator may extend the maximum term of any stock option granted under the 1999 Plan, subject to such ten (10)-year limit.

Equity-Based Awards

        Up to a certain limit, which has been met, the 1999 Plan Administrator may award restricted stock, stock units and stock appreciation rights, which are collectively known as "equity-based awards."

        The 1999 Plan Administrator may award shares of Common Stock that are generally not paid for, but which are not transferable unless certain conditions are met. Such an award is called restricted stock. When the restricted stock award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. At any particular time, a participant may be partially vested, fully vested or not vested at all in the restricted stock that was awarded.

        The 1999 Plan Administrator may also award stock units. A stock unit is a bookkeeping entry that represents the equivalent of a Company share of Common Stock. A stock unit is similar to restricted stock in that the 1999 Plan Administrator will establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant for the vested stock units with either cash or Company shares. The amount received will depend upon the degree of achievement of the performance goals, although the 1999 Plan Administrator has discretion to reduce or waive any performance objectives. As of the date of the mailing of this proxy, no stock units have been awarded under the 1999 Plan.

        Additionally, the 1999 Plan Administrator may grant stock appreciation rights, and such grants may be made in conjunction with stock options. The number of shares covered by each stock appreciation right will be determined by the 1999 Plan Administrator. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a share of the Company's Common Stock on the date of exercise and (ii) the grant price (fair market value of a share on the grant date) times (b) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash or shares of the Company's Common Stock, as determined by the 1999 Plan Administrator. Stock appreciation rights are exercisable at the times and on the terms established by the 1999 Plan Administrator. As of the date of the mailing of this proxy, no stock appreciation rights have been awarded under the 1999 Plan.

Automatic Option Grant Program

        Non-employee Board members will receive nonstatutory stock option grants under this program as follows: Each non-employee Board member will automatically receive an option grant for 6,000 shares on the first trading day in June following his or her initial election or appointment. However, any non-employee Board member who is first elected or appointed as such between June 1 and December 31 of any year (and who is not already serving on the Board at that time) will receive an automatic option grant on the date of such initial election or appointment for the number of shares he or she would have received on the first trading day in June of that year had he or she then been eligible. In addition, on the anniversary of each Board member's initial automatic option grant on the first trading day in June, each such continuing non-employee Board member will automatically receive an additional nonstatutory stock option for that number of shares equal to 110% of the number of shares he or she received under the previous year's automatic option grant.

        Each automatic option grant to the non-employee Board members will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date. The options will have a maximum term of ten (10) years measured from the grant date, subject to earlier termination at the end of the three (3)-month period measured from the date of the optionee's cessation of Board service for any reason other than his or her disability or death, and the end of the twelve (12)-month period measured from such date in the event the optionee's service terminates by reason of his or her disability or death. Each automatic option grant will become fully exercisable for vested shares on the first anniversary of the option grant date and will remain exercisable until the earlier to occur of (i) the expiration of the option term or (ii) the termination of the option in connection with the optionee's termination of service or an acquisition of the Company.

Amendment and Termination

        The Board may amend or modify the 1999 Plan in any or all respects whatsoever, subject to any required stockholder approval. The 1999 Plan is scheduled to terminate on January 1, 2004, although the Board may terminate the 1999 Plan at any time prior to such expiration date.

New Plan Benefits

        As of March 18, 2002, no awards have been granted and no shares of Common Stock have been issued on the basis of the 1,500,000 share increase for which stockholder approval is sought under this Proposal Three.

Federal Income Tax Consequences

        A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the option. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income (and the Company is allowed a tax deduction) upon exercise in an amount equal to the difference between the fair market value of the purchased shares and the aggregate exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss. Such capital gain or loss will be long term if the participant held the shares for more than one year.

        A participant is not deemed to receive any taxable income at the time an award of stock units is granted, nor is the Company entitled to a tax deduction at that time. When vested stock units and any dividend equivalents are settled and distributed, the participant is deemed to receive an amount of ordinary income equal to the amount of cash and/or the fair market value of shares received. The Company is allowed a tax deduction in an amount equal to the ordinary income that the participant is deemed to receive.

        The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares transferred upon the exercise for the legally required period. For restricted stock awards, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares or cash received at the time of vesting.

        At the discretion of the 1999 Plan Administrator, the 1999 Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares of Common Stock withheld, and/or by delivering to the Company already-owned shares.

Stockholder Approval

        The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the 2002 Annual Meeting is required for approval of the amendment increasing the share reserve under the 1999 Plan. If such stockholder approval is not obtained, then the proposed 1,500,000 share increase to the authorized share reserve under the 1999 Plan will not be effective and the Company will only be able to issue stock options up to the share limit previously reserved under the 1999 Plan. The Company's ability to continue to make stock option grants under the 1999 Plan will potentially be circumscribed if the 1999 Plan share reserve becomes depleted.

        The Board of Directors recommends that stockholders vote FOR the approval of increase in the number of shares available for stock option grants in the Company's 1999 Stock Incentive Plan.

PROPOSAL FOUR—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

        The present capital structure of the Company authorizes 55,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each having a par value of $0.001 per share. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors has unanimously approved the amendment and restatement of the Company's Restated Certificate of Incorporation (the "Certificate") to increase by 40,000,000 the authorized number of shares of Common Stock from 55,000,000 to 95,000,000 shares, subject to stockholder approval. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment and restatement of the Company's stockholders for adoption. The undesignated Preferred Stock may be issued from time to time in one or more series with such rights, preferences and privileges as may be determined by the Board of Directors. On March 18, 2002, 38,281,064 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding. Thus, of the authorized 55,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, 16,718,936 shares of Common Stock and 5,000,000 shares of Preferred Stock remain authorized but unissued. However, of such authorized but unissued shares, an aggregate of 9,375,210 shares has been reserved for issuance under (i) the Company's 1999

Stock Incentive Plan (the "1999 Plan"), (ii) the Company's Amended 1991 Employee Stock Purchase Plan (the "Purchase Plan"), (iii) certain notes convertible into shares of the Company's Common Stock and (iv) certain warrants to purchase shares of the Company's Common Stock. Accordingly, only 7,343,726 shares of Common Stock and 5,000,000 shares of Preferred Stock currently remain available for other corporate purposes.

Purpose Of Authorizing Additional Common Stock

        Authorizing an additional 40,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock for certain general corporate purposes. Potential uses of the additional authorized shares include equity financings, acquisition transactions and stock dividends or distributions, in addition to the issuance of stock options pursuant to the 1999 Plan and issuance of Common Stock pursuant to the Purchase Plan without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

        The proposed increase in the authorized number of shares of Common Stock could have a variety of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

        The proposed amendment and restatement of the Company's Restated Certificate of Incorporation was approved by unanimous written consent of the directors of the Company on February 12, 2002, subject to stockholder approval.

Stockholder Approval

        The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the 2002 Annual Meeting is required for approval of the amendment and restatement of the Company's Restated Certificate of Incorporation authorizing 40,000,000 additional shares of Common Stock.

        The Board of Directors recommends that stockholders vote FOR the amendment and restatement of the Company's Restated Certificate of Incorporation.

PROPOSAL FIVE—RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors has re-appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 2001, to serve in the same capacity for the year ending December 31, 2002 and is asking the stockholders to ratify this re-appointment.

        In the event the stockholders fail to ratify the re-appointment, the Board of Directors will reconsider its selection. Even if the re-appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

        Representatives of Ernst & Young LLP are expected to be present at the 2002 Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions.

Audit and Related Fees

        Audit Fees.    The aggregate fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for the audit of the Company's annual financial statements and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $191,000.

        Financial Information Systems Design and Implementation Fees.    The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the 2001 fiscal year.

        All Other Fees.    The aggregate fees billed to the Company by Ernst & Young LLP for services rendered to the Company during its fiscal year, other than the services described above under Audit Fees, totaled $204,812. Of this amount, $154,235 was for audit-related services, which included fees for review of SEC registrations and benefit plans, subcontractor audits, preparation of comfort letters and consultation on accounting standards and transactions, and $50,577 was for non-audit-related services, which were primarily related to tax and international issues.

Stockholder Approval

        The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the 2002 Annual Meeting is required to ratify the re-appointment of Ernst & Young LLP as the Company's independent auditors.

        The Board of Directors recommends that stockholders vote FOR the ratification of the re-appointment of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2002.

AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be soliciting material or deemed to be incorporated by reference into any such filing.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. We recommend the selection of independent auditors to the Board of Directors for adoption by the stockholders. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with the Company's management and the independent auditors. The Chairman, as the representative of the Committee, reviewed the interim financial information contained in each quarterly earnings announcement with management and the Company's independent auditors prior to public release. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management. Also, the Company's independent auditors provided to the Audit Committee the letter and written disclosures confirming their independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

        The Committee has considered whether the services provided by the independent auditors, in addition to auditing the financial statements, are compatible with maintaining the independence of the auditors and has concluded that the independence of the auditors is maintained and is not compromised by the services provided.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Walter B. Wriston (Chairman) Frank T. Cary André F. Marion Richard G. Rogers

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        The following table lists all persons known by Cygnus to own beneficially, as of March 18, 2002, 5% or more of the outstanding shares of its Common Stock. On December 31, 2001, there were 33,144,340 shares of Cygnus Common Stock outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percentage Owned
FMR Corp 82 Devonshire Street Boston, MA 02109-3614	2,709,147	(1)	8.246%
The Palladin Group L.P.(2) 195 Maplewood Avenue Maplewood, NJ 07040	2,099,858	(3)	7.21%
Smith Barney Fund Management LLC 125 Broad Street New York, NY 10003	1,829,300	(4)	5.6%

(1)
Information as of December 31, 2001, per Schedule 13G/A filed pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended.

(2)
The Palladin Group L.P. acts as investment adviser for certain investors and exercises voting and dispositive control with respect to the shares owned by each investor. None of the investors individually owns 5% or more of the outstanding shares.

(3)
Information as of December 31, 2000, per Schedule 13G filed pursuant to Rule 13d-1(c) of the Securities Exchange Act of 1934, as amended.

(4)
Information as of December 31, 2001, per Schedule 13G filed pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 18, 2002 by (i) each director (ii) the Chief Executive Officer and each of the other executive officers for the year ended December 31, 2001, and (iii) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Approximate Percentage Owned(2)
Neil R. Ackerman	468,761	1.16%
Craig W. Carlson	302,037	*
Frank T. Cary	104,480	*
John C Hodgman	612,636	1.52%
André F. Marion	83,618	*
Barbara G. McClung	158,703	*
Richard G. Rogers	60,041	*
Walter B. Wriston	86,680	*
All executive officers and directors as a group (eight persons)	1,876,956	4.66%

*
Less than 1% of the shares outstanding.

(1)
This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission and, in certain instances, the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. This amount includes options to purchase shares exercisable within 60 days of March 18, 2002 in the following amounts: Mr. Ackerman, 428,070 shares; Mr. Carlson, 277,350 shares; Mr. Cary, 59,634 shares; Mr. Hodgman, 533,403 shares; Mr. Marion, 82,618 shares; Ms. McClung, 143,703 shares; Mr. Rogers, 50,990 shares; Mr. Wriston, 81,480 shares. This amount also includes the remaining one-half (1/2) of a restricted stock grant that was issued on March 2, 2001 in the following amounts: Mr. Ackerman, 20,000 shares; Mr. Carlson, 17,500 shares; Mr. Hodgman, 30,000 shares; Ms. McClung, 15,000 shares.

(2)
Percentage of outstanding Common Stock and of Common Stock that may be acquired upon exercise of outstanding options on or before May 17, 2002 by the persons named above and by all directors and executive officers as a group.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the other executive officers of the Company (determined as of December 31, 2001) (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 2001, 2000 and 1999:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Other Annual Compensation($)	Restricted Stock Awards ($)(2)	Securities Underlying Options(#)	All Other Compensation($)
John C Hodgman Chairman, President and Chief Executive Officer	2001 2000 1999	$295,962 300,000 311,538	$300,000 -0- 300,000	— — —	$300,000 — —	100,000 100,000 90,000	— — —
Neil R. Ackerman Chief Technical Officer and Senior Vice President, Research & Development and Scientific Affairs	2001 2000 1999	$241,702 241,308 244,038	$200,000 -0- 200,000	— — —	$200,000 — —	75,000 75,000 60,000	— — —
Craig W. Carlson Chief Operating Officer, Chief Financial Officer and Senior Vice President	2001 2000 1999	$226,904 217,692 192,115	$200,000 -0- 165,000	— — —	$175,000 — —	75,000 60,000 75,000	— — —
Barbara G. McClung Senior Vice President, General Counsel and Secretary	2001 2000 1999	$217,644 213,673 202,635	$150,000 -0- 140,000	— — —	$150,000 — —	60,000 60,000 70,000	— — —

(1)
Represents amounts that were accrued in the indicated year under the Company's employee bonus plan in which employees of the Company participate.

(2)
A retention restricted stock grant was made on March 2, 2001 to employees, including executive officers, based on a stock price of $5.00 per share. No bonuses were given for the year 2000. Pursuant to the March 2, 2001 grant, restrictions were to be lifted on the performance of certain milestones or on the passage of time. A restriction on one-half (1/2) of the shares was lifted on July 9, 2001, wherein Mr. Ackerman received 20,000 shares, Mr. Carlson received 17,500 shares, Mr. Hodgman received 30,000 shares, and Ms. McClung received 15,000 shares. The valuations and amounts of the remaining one-half (1/2) of the shares based on a stock price of $5.25 per share on December 31, 2001 are as follows: Mr. Ackerman, $105,000, 20,000 shares; Mr. Carlson, $91,875, 17,500 shares; Mr. Hodgman, $157,500, 30,000 shares; Ms. McClung, $78,750, 15,000 shares.

Stock Options

        The following table sets forth information concerning the grant of stock options in fiscal year 2001 under the Company's 1999 Stock Incentive Plan to each of the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realized Value ($) at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)(2)
		Percentage of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Sh)(3)	Expiration Date
					5%	10%
John C Hodgman	100,000	8.69%	$5.00	03/02/11	$314,447	$796,871
Neil R. Ackerman	75,000	6.52%	$5.00	03/02/11	$235,835	$597,653
Craig W. Carlson	75,000	6.52%	$5.00	03/02/11	$235,835	$597,653
Barbara G. McClung	60,000	5.21%	$5.00	03/02/11	$188,668	$478,123

(1)
Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten (10)-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2)
Generally, stock option grants become vested (i) for 25% of the underlying shares on the first anniversary of the grant date and (ii) for the balance of the shares in a series of thirty-six (36) successive equal monthly installments over the optionee's thirty-six (36)-month period of service thereafter. These options have a term of ten (10) years measured from the grant date.

(3)
The exercise price may be paid (i) in cash, (ii) in shares of Common Stock held for the requisite period to avoid a charge to the Company's earnings for financial reporting purposes, (iii) through a same-day sale program or (iv) subject to the discretion of the 1999 Plan Administrator, by delivery of a full-recourse, secured promissory note payable to the Company.

        The following table sets forth information with respect to the Named Executive Officers concerning exercise of stock options during the 2001 fiscal year and unexercised stock options held as of the end of that fiscal year. No stock appreciation rights were exercised by such Named Executive Officers during such fiscal year and no stock appreciation rights were held by them at the end of such fiscal year.

AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL-YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY End(#)		Value of Unexercised In-the-Money Options at FY End($)(2)
Name	Shares Acquired On Exercise(#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
John C Hodgman	30,000	$149,755	447,355	197,719	$176,166	$58,334
Neil R. Ackerman	0	N/A	372,850	133,660	105,600	18,750
Craig W. Carlson	24,000	122,342	225,117	129,733	24,600	18,750
Barbara G. McClung	18,000	89,317	96,203	119,585	4,166	23,334

(1)
Market value on the date of exercise, less option exercise price.

(2)
Market value of shares covered by in-the-money options on December 31, 2001 ($5.25), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Employment Agreements

        The Company has entered into employment agreements with each of the Named Executive Officers. The employment agreements generally provide that if a Named Executive Officer's employment is constructively terminated or terminated by the Company without cause, then such Named Executive Officer shall receive, with no duty to mitigate, the following: (i) a cash lump sum payment equal to one times the officer's highest amount of base salary and annual bonus, (ii) up to twelve months of health and life insurance benefits, (iii) full vesting of all unvested stock options and restricted stock, and (iv) up to six months of outplacement services. Each Named Executive Officer's unvested stock options shall vest in full upon a change of control in the Company and each Named Executive Officer shall receive an excise tax restoration payment, if necessary. Under the employment agreements, the stated base salaries as of December 31, 2001 for Mr. Hodgman, Mr. Ackerman, Mr. Carlson and Ms. McClung are $300,000, $245,000, $230,000 and $225,000, respectively.

Certain Transactions

        The Company's policy is that it will not make loans to, or enter into other transactions with, directors, executive officers or affiliates unless such loans or transactions are (i) approved by a majority of the Company's independent disinterested directors, (ii) may reasonably be expected to benefit the Company, and (iii) will be on terms no less favorable to the Company that could be obtained in arm's length transactions with unaffiliated third parties.

        The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

COMPENSATION COMMITTEE REPORT

GENERAL

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

        The Compensation Committee of the Board of Directors (the "Committee") exercises broad oversight responsibilities regarding executive compensation and determines the total compensation of executive officers. The Committee is composed exclusively of independent, non-employee directors. The Committee sets the base salary of the Company's executive officers and administers the Company's Stock Incentive Plan, under which stock option and restricted stock grants may be made to executive officers and other employees. In addition, the Committee administers the Company's Incentive Bonus Plan, under which the Company's executive officers and other employees may receive a bonus based upon the accomplishment of corporate goals as well as individual performance, and considers and approves management succession for all of the Company's officers.

        The fundamental policy of the Committee is to attract and retain individuals of high caliber to serve as executive officers of the Company, to motivate their performance in the achievement of aggressive business plans, to achieve the Company's strategic objectives and to align the interests of executive officers with the long-term interest of stockholders by optimizing stockholder value in a rapidly changing health care environment. Because the Company's underlying philosophy is "pay for performance," each executive's total compensation is based on the overall performance of the Company and the executive as an individual. Accordingly, each executive officer's compensation package is comprised of three components: (i) base salary, which reflects individual performance and is designed primarily to be competitive with the base salary levels of other companies within the industry of comparable size to the Company; (ii) annual variable bonus awards, which are tied to the achievement of the Company's performance goals established and approved by the Board of Directors (as described more fully in the section entitled "Annual Incentive Compensation" herein); and (iii) stock options and equity-based awards, which align and strengthen the mutuality of interests between the executive officers and stockholders.

        In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

FACTORS

        The process involved and the factors considered in the executive compensation determination for fiscal year 2001 are summarized below. It is expected that this process will remain the same in fiscal year 2002. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay for performance."

SALARY LEVELS

        In establishing the base salary level for each executive officer, the Committee considers executive compensation data compiled from surveys of biotechnology, pharmaceutical and high technology companies. The Company identifies and the Committee selects comparative companies on the basis of a number of factors, such as their size and organizational complexity, the nature of their business, the geographic regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other "at risk" forms of compensation) and the availability of compensation information. The companies with whom Cygnus compares its compensation practices are not necessarily those included in the indexes used to compare stockholder return in the Stock Performance Chart. The Company's Human Resources Department, in an effort to obtain a broad base of data, participates in compensation surveys and obtains commercially available survey data. This information is supplemented with data from proxy statements of comparative companies. The Company's salary program is designed to reward individual performance within the context of the Company's overall performance. Using survey data as a starting point, the Committee takes into account the performance of each officer based on the achievement of specific performance objectives. Other factors considered in the review include the executive's experience and adherence to the Company's core values.

ANNUAL INCENTIVE COMPENSATION

        The Incentive Bonus Plan is designed to reward executive officers for their contributions to corporate and individual objectives. The Committee's philosophy is that increasing portions of compensation should be "at risk" for such officers. The corporate and individual objectives are established at the beginning of the year by executive management and approved by the Committee and the Board of Directors. Awards are driven by a combination of Company and individual performance, compared to the objectives. Information regarding Company performance (or summaries thereof) is considered by the Committee in a subjective evaluation of overall performance of the Company and the executive officers for purposes of determining actual bonus levels. If the corporate performance objectives are not met, the plan is not funded and a bonus award is not made, regardless of individual performance. Based upon 2001 Company performance, the Compensation Committee awarded bonuses to the executive officers.

LONG-TERM INCENTIVE COMPENSATION

        The Company's primary incentive for long-term performance is the utilization of stock options as a component of a competitive, performance-based compensation program. The Committee continues to believe that stock options that are granted at the current market price, as is required under the Company's stock option plan, are an excellent incentive for employees to pursue a long-term strategy that will result in increased stockholder value. The performance stock option grant program is designed to align the interests of the executive officers with those of the Company's stockholders and provide each individual with an incentive to manage the Company from the perspective of stockholders. Stock option grants to executive officers are considered annually and are intended to reflect, as well as reward, the individual's contribution to the achievement of aggressive business goals. Each option grant allows the executive officer to acquire shares of the Company's Common Stock at the fair market price on the grant date. The stock option generally vests over four (4) years and has a term of ten (10) years from the grant date. Generally, these stock options vest for 25% of the total number of shares underlying the option on the first anniversary of the grant date and for the balance in equal monthly installments over the next thirty-six (36)-month period of service. Certain options are subject to acceleration if specific performance criteria are met. Accordingly, the options will provide a return to the executive only if the market price of the underlying shares appreciates over the terms of the options and the executive remains employed by the Company.

        The guidelines for stock option grants are reviewed and set periodically, based on a comparison to survey data from other pharmaceutical, biotech and high technology companies. In 2001, the Committee considered and approved long-term incentive stock option grants for the plan participants that reflected an assessment of each individual's performance and the individual's impact on overall Company performance.

        In 2001, the Committee discussed the desirabililty of granting restricted stock to employees for retention purposes and, on March 2, 2001, the Committee approved grants of restricted stock to employees and executive officers that would vest upon continued employment with the Company and achievement of critical Company milestones during 2001.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Mr. Hodgman's annual rate of salary for 2001 was $300,000 and is unchanged as of the date of the mailing of this proxy. In determining any adjustment in Mr. Hodgman's salary, the Compensation Committee seeks competitiveness with other companies of comparable size within the industry. In addition, Mr. Hodgman is eligible to receive an incentive bonus dependent on overall Company performance, as well as his individual performance. Based upon the Committee's judgment of the overall performance of the Company in 2001, Mr. Hodgman was awarded a bonus in the amount of $300,000. In 2001, Mr. Hodgman was granted options to purchase 100,000 shares of the Company's Common Stock under the terms and conditions of the Company's 1999 Stock Incentive Plan. The exercise price of the options was equal to 100% of the fair market value of the Common Stock on the option grant date. Mr. Hodgman also received a retention grant of 60,000 shares of restricted Common Stock in March of 2001.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's named executive officers. The limitation applies only to compensation that is not considered to be performance-based. The Company's 1999 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation, which will not be subject to the $1 million limitation. The grants of retention restricted stock in 2001 are subject to the $1 million limitation. The Committee believes that payment of compensation that is subject to the deduction limits of Section 162(m) is sometimes in the best interest of the Company and has approved, and may approve, such arrangements in certain circumstances.

COMPENSATION COMMITTEE
Frank T. Cary (Chairman) André F. Marion Richard G. Rogers Walter B. Wriston

STOCK PERFORMANCE GRAPH

        The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Nasdaq U.S. Stock Market Index and the Nasdaq Pharmaceutical Index, based on an assumed $100 invested on December 31, 1997, with immediate reinvestment of dividends.

        The Company does not believe it can reasonably identify a peer group of companies on an index or line-of-business basis for the purpose of developing a comparative performance index. The Nasdaq Pharmaceutical Index includes companies that develop, manufacture and market pharmaceutical products, including biopharmaceutical products, as well as diagnostic device companies, and, in the opinion of the Company, provides a meaningful index of comparative performance.

        The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
ON CYGNUS STOCK, NASDAQ U.S. STOCK MARKET AND
PHARMACEUTICAL INDICES

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 9, 2002, which is 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

        SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2003 annual meeting is February 22, 2003, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of such proposal before the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2003 annual meeting to be presented by stockholders of the Company at the 2003 Annual Meeting.

ANNUAL REPORT

        A copy of the Company's Annual Report for the fiscal year ended December 31, 2001 has been mailed concurrently with this Proxy Statement to all stockholders entitled to receive notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not proxy soliciting material.

FORM 10-K

        THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CORPORATE COMMUNICATIONS, CYGNUS, INC., 400 PENOBSCOT DRIVE, REDWOOD CITY, CA 94063.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

By Order of the Board of Directors
/s/ JOHN C HODGMAN
John C Hodgman Chairman, President and Chief Executive Officer Cygnus, Inc. Redwood City, California
Dated: , 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CYGNUS, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Cygnus, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2002 Annual Meeting of Stockholders of Cygnus, Inc., to be held on May 15, 2002, and hereby appoints John C Hodgman, Craig W. Carlson and Barbara G. McClung, and each of or any of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS AND FOR EACH OF THE LISTED PROPOSALS, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

1.	ELECTION OF DIRECTORS Nominees: Frank T. Cary, John C Hodgman, André F. Marion, Richard G. Rogers and Walter B. Wriston.	FOR ☐	WITHHELD FOR ALL ☐		4.	Proposal to amend and restate the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 40,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	Proposal to amend the Company's Amended 1991 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 300,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	Proposal to ratify the re-appointment of Ernst & Young LLP as the Company's independent auditors for the 2002 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Proposal to amend the Company's 1999 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 1,500,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐		I PLAN TO ATTEND THE MEETING. COMMENT ADDRESS CHANGE Please mark this box if you have written comments address change on the reverse side.			☐ ☐
Signature(s)	Dated	, 2002

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

CYGNUS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2002
CYGNUS, INC. 400 PENOBSCOT DRIVE REDWOOD CITY, CALIFORNIA 94063 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2002
PROPOSAL ONE—RE-ELECTION OF DIRECTORS
PROPOSAL TWO—APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL THREE—APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1999 STOCK INCENTIVE PLAN
PROPOSAL FOUR—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL FIVE—RATIFICATION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL-YEAR END OPTION VALUES
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON CYGNUS STOCK, NASDAQ U.S. STOCK MARKET AND PHARMACEUTICAL INDICES
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K
OTHER MATTERS
CYGNUS, INC. 2002 ANNUAL MEETING OF STOCKHOLDERS